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                         [SKADDEN, ARPS, SLATE, MEAGHER
                               & FLOM LETTERHEAD]

                                                                    Exhibit 5-B


                                April 19, 1996


Phillips 66 Capital I
Phillips 66 Capital II
Phillips 66 Capital III
Phillips 66 Capital IV
c/o Phillips Petroleum Company
3 Phillips Building
Bartlesville, Oklahoma 74004


                 Re:      Phillips Petroleum Company;
                          Phillips 66 Capital I;
                          Phillips 66 Capital II;
                          Phillips 66 Capital III;
                          Phillips 66 Capital IV;
                          Registration Statement on Form S-3
                          (Registration No. 333-01209)

Ladies and Gentlemen:

                 We have acted as special counsel to Phillips 66 Capital I, Phillips 66 Capital II, Phillips 66 Capital III and Phillips 66 Capital IV (each, a "Phillips Capital Trust" and, together, the "Phillips Capital Trusts"), each a statutory business trust formed under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-1209), filed by Phillips Petroleum Company (the "Company"), a corporation organized under the laws of the State of Delaware, and the Phillips Capital Trusts with the Securities and Exchange Commission (the "Commission") on February 26, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred

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Phillips 66 Capital I
Phillips 66 Capital II
Phillips 66 Capital III
Phillips 66 Capital IV
April 19, 1996
Page 2

to as the "Registration Statement"), relating to the public offering of preferred securities (the "Trust Preferred Securities") of each of the Phillips Capital Trusts, and certain other securities.


                 The Trust Preferred Securities of each Phillips Capital Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Phillips Capital Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain debentures (the "Debentures") to be held by the Institutional Trustee (as defined below) of such Phillips Capital Trust, The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as institutional trustee (the "Institutional Trustee"), and T.C. Morris, John A. Carrig and L.L. McCall, as trustees (together, the "Regular Trustees").

                 This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust





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Phillips 66 Capital I
Phillips 66 Capital II
Phillips 66 Capital III
Phillips 66 Capital IV
April 19, 1996
Page 3



of each of the Phillips Capital Trusts (the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on February 23, 1996; (ii) the form of the Declaration of each of the Phillips Capital Trusts (including the designations of the terms of the Trust Preferred Securities of such Phillips Capital Trust annexed thereto); (iii) the form of the Trust Preferred Securities of each of the Phillips Capital Trusts; (iv) the form of the preferred securities guarantee agreement (the "Preferred Securities Guarantee"), between the Company and The Bank of New York, as guarantee trustee (the "Preferred Securities Guarantee Trustee"); (v) the form of the Debentures; (vi) the form of the junior subordinated indenture (the "Base Indenture"), between the Company and The Bank of New York, as debt trustee (the "Debt Trustee"); and (vii) the form of the supplemental indenture (the "Supplemental Indenture") (the Base Indenture, together with any Supplemental Indenture, the "Indenture"), between the Company and the Debt Trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Phillips Capital Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations





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Phillips 66 Capital I
Phillips 66 Capital II
Phillips 66 Capital III
Phillips 66 Capital IV
April 19, 1996
Page 4



thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (2) and (3) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Phillips Capital Trust, the Preferred Securities of each Phillips Capital Trust, the Preferred Securities Guarantee, the Debentures and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Debentures when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Phillips Capital Trusts and others.

                 Members of our firm are admitted to the bar in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

                 Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

                 1. The Trust Preferred Securities of each Phillips Capital Trust, when the Declaration of such Phillips Capital Trust is duly executed and delivered by





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Phillips 66 Capital I
Phillips 66 Capital II
Phillips 66 Capital III
Phillips 66 Capital IV
April 19, 1996
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the parties thereto and the terms of the Trust Preferred Securities of each
Phillips Capital Trust are established in accordance with the terms of the Declaration of such Phillips Capital Trust, will be duly authorized for issuance and, when issued and executed in accordance with such Declaration and delivered and paid for as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Phillips Capital Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities of each Phillips Capital Trust may be obligated, pursuant to the Declaration of such Phillips Capital Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such Phillips Capital Trust to exercise its rights and powers under the Declaration of such Phillips Capital Trust.

                 2. The Preferred Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).





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Phillips 66 Capital I
Phillips 66 Capital II
Phillips 66 Capital III
Phillips 66 Capital IV
April 19, 1996
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                 3.       When the Indenture has been duly authorized, executed
and delivered, when the terms of the Debentures have been established in conformity with the Indenture, and when the Debentures have been duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated in the Registration Statement, the Debentures will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                 This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of





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Phillips 66 Capital I
Phillips 66 Capital II
Phillips 66 Capital III
Phillips 66 Capital IV
April 19, 1996
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any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                               Very truly yours,




                               /s/ Skadden, Arps, Slate, Meagher & Flom